UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

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4) Date Filed: December 7, 2009

The following slide presentation was presented to certain shareholders on December 4, 2009 by USA Technologies, Inc. (the "Company"), and may be used by the Company to make presentations to other Company shareholders or corporate governance organizations in the future:

pppp A Leader in Cashless Transactions, Networked Services, and Energy Management

Forward Looking Statement With the exception of the historical information contained in this presentation, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to the ability of the Company to increase revenues in the future due to the developing and unpredictable markets for its products, the ability to achieve a positive cash flow, the ability to obtain orders for or install its products, the ability to obtain new customers and the ability to commercialize its products, which could cause actual results or revenues to differ materially from those contemplated by these statements.

Significant Market Opportunity * “Vending Times” Census ** IHL Group *** “Automatic Merchandiser” magazine USAT believes that it has a significant opportunity to penetrate several large markets, particularly the vending market.

Investment Highlights Significant Market Opportunity – Vending industry and other unattended markets are large, global and underpenetrated Market is Positioned for Rapid Growth – Driven by technology improvements, consumer demand, improvements in payment card regulations, and vending industry dynamics Market Leader – USAT is a market leader in all of its markets Vending Self Serve Business Center Energy Products Significant Barriers to Entry Patent portfolio -- 71 patents issued Technology/product leadership Industry relationships (e.g., MasterCard, First Data, Coke, Pepsi, Starbucks, Sony, many others) Attractive Long-term Financial Model Significant revenue growth Unique recurring revenue streams

ePort® for Cashless Vending Enables cashless payments including credit/debit Designed for rapid retrofit – 10 minutes or less • Instantly on network Turnkey wireless connection Provides operators with online access to sales data Multiple forms of cashless payment including credit/debit cards Customer Economics Increase sales by approximately 20% Increase in average purchase by 32% vs. cash Less than 1 year payback Hardware cost $329/unit $9.95/month/unit network services fee 5% credit card processing fee

ePort Connect Service A PCI compliant, end-to-end, suite of cashless payment and telemetry services tailored to fit the needs of self-service retail industries. Card Wireless Online Sales Consumer Settlement Data Over the Air Processing Connectivity Reporting Services Security Updates & Services DEX Data Management Machine Health Alerts

ePort Connect Service Attained Certification for Card Industry’s highest level of security – PCI Level One Service Provider P.T.C.R.B. Certified

Web-Based Reporting for Distributed Assets

24/7 Customer Service

Cashless Transactions Takes all forms of cashless

New ePort G8 Wireless, cashless transaction system Compatible with many more unattended point-of-sale appliances 65% smaller than G7 making it easier to install Compatible with pre-pay and GoTag program available through First Data Combines traditional mag-stripe and RF payment capabilities Lower cost

New ePort EDGE™ Wireless, cashless transaction system Fully integrated one-piece design Compatible with pre-pay program available through First Data Faster transaction processing due to a more powerful processor Easier installation - 5 minutes Lower cost - designed to accelerate adoption

New ePort SDK

New eSuds Credit Multi-family Housing eSuds Credit on all washers and dryers eSuds credit differentiates MFH complex and Coinmach from competition Increase in resident satisfaction due to laundry service Reduced downtime via machine health alerts

Global Customers

Unattended Kiosks Sony PictureStation Fantasy Photobooth Merit Megatouch AIR-serv 600 Billion in transaction volume 2008. 1.7 Trillion transactions will pass through kiosks by 2012. – IHL Group, June 19, 2008

Key Customers ePort is driving increased sales Provides consumers with speed and convenience Driving process efficiencies via on-line reporting for sales and accounting Alerts increase operational efficiencies and sales

Key Customers Installing ePort SDK on new countertop touch screen gaming systems Cashless capability driving increased “plays” Provides transaction and participation activity reports

Key Customers Cashless and remote management capability “point of difference” for AIR-serv Speed and convenience in an “on-the-go” market Provides sales accountability Health alerts reducing downtime

Key Customers Market opportunity: $4 billion office coffee market 1 million office coffee placements* *”Automatic Merchandiser” magazine

Product Overview Customer Economics Less than 1 year payback Saves 40% of electric bill per unit Average electric bill/unit ~ $300 per year • [Missing Graphic Reference]Average sales price of $90.00 Initial market is U.S. install base of 4 million refrigerated beverage vending machines

eSuds™ Product Overview Online availability of washers and dryers Payments via student ID or PIN “Cycle Done” notification Email Cell Phone Pager Customer Economics Less than 1 year payback 15% increase in sales Insulate contracts/gain share Hardware cost $200/unit $2.50/month/unit network service contract per washer and dryer

USAT Results to Date USA Technologies has nearly 600 distinct customers (e.g. bottlers, operators) with 57,000 terminals on the ePort Connect Service. 12/31/06 3/31/07 6/30/07 9/30/07 12/31/07 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 Cashless Terminals Installed Base by Quarter

Roadmap to Profitability 120,000 114,000 12/31/09 3/31/10 6/30/10 9/30/10 12/31/10 Projected Cashless Terminals Installed Base by Quarter Positive Net Income Projected by December 31, 2010

USAT Results to Date  USA Technologies is processing 7.4M transactions  $12.5 M  $11.6 M 7,400,000  $11.3 M  $10.6 M $10.4 M  $10 M  $9.0 M  $7.7 M  $7.3 M  $7.5 M  $6.7 M  $5.5 M  $4.8 M  $5 M  12/31/06 3/31/07 6/30/07 9/30/07 12/31/07 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09  # transactions $ transactions  Transaction Volume by Quarter

USAT Results  Nilson Report named USAT as #6 in U.S. for Point of Sale Terminal shipments.  ©2009 The Nilson Report

Key Industry Trends  USAT believes that the confluence of several compelling drivers will help to drive significant vending market adoption.

Key Industry Trends  Consumer Drivers  Generation Plastic (or Generation “P”) represents a paradigm shift in how we buy  60% of 18-25 year olds use their Credit or Debit card for “everyday purchases”  80% of them cite “convenience” as the primary reason  70% of 18-25 year olds routinely use their payment cards for purchases under $2.00  College students nationwide have $172 billion in spending power  Source: Harris Interactive

Strategic Partnerships

Experienced Management Team  George R. Jensen, Jr. , Chairman and Chief Executive Officer Mr. Jensen has been the Chief Executive Officer and Director of USA Technologies since January 1992. He is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. He served as Executive Producer of the twelve-hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, coproduced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace."  From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. He was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.  Stephen P. Herbert, President and Chief Operating Officer Mr. Herbert was elected a Director of USA Technologies in April 1996. He joined USA Technologies on May 6, 1996. Prior to joining USA Technologies he had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. since 1986. From 1994 to April 1996, he was a Manager of Market Strategy. In that position, he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior to that, Mr. Herbert held various sales and management positions with the Pepsi-Cola Company. He graduated with a Bachelor of Science degree from Louisiana State University.  David M. DeMedio, Chief Financial Officer Mr. DeMedio joined USA Technologies in March 1999.  Prior to being named Chief Financial Officer in April 2005, Mr. DeMedio served as Controller and Director of Network and Financial Services at USA. From 1996 to March 1999, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its accounting and auditing and consulting practice.  Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio received his Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant.

Committed and Engaged Board  George R. Jensen, Jr., Chairman of the Board and Chief Executive Officer Mr. Jensen has been the Chief Executive Officer and Director of USA Technologies since January 1992. He is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc.  From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. He was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.  Stephen P. Herbert, President and Chief Operating Officer Mr. Herbert was elected a Director of USA Technologies in April 1996, and joined USA Technologies on a full-time basis on May 6, 1996. Prior to joining USA Technologies and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, he was a Manager of Market Strategy. In that position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior to that, Mr. Herbert held various sales and management positions with the Pepsi-Cola Company. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.  William L. VanAlen, Jr., Director Mr. VanAlen joined the Board of Directors in May 1993. He is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films, of which he was a founder in 1985. Since 1996, Mr. VanAlen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. VanAlen practiced law in Pennsylvania for twenty-two years. He received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.  Steven Katz, Director Mr. Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes management positions with Price Waterhouse & Co., Revlon, Inc., National Patent Development Corporation (NPDC) and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

Committed and Engaged Board  Douglas M. Lurio, Director Mr. Lurio joined the Board of Directors in June 1999. He is President of Lurio & Associates, P.C., attorneys-atlaw, which he founded in 1991. He specializes in the practice of corporate and securities law. Previously he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.  Joel Brooks, Director Joel Brooks joined the Board of Directors of the Company in March 2007. Since December 2000, he has served as the Chief Financial Officer and Treasurer of Senesco Technologies, Inc., a biotechnology company whose shares are traded on the American Stock Exchange. From September 1998 until November 2000, Mr. Brooks was the Chief Financial Officer of Blades Board and Skate, LLC, a retail establishment specializing in the action sports industry. Mr. Brooks received his Bachelor of Science degree in Commerce with a major in Accounting from Rider University.  Steven D. Barnhart, Director Steven D. Barnhart joined the Board of Directors in October 2009. Mr. Barnhart was Chief Executive Officer and President of Orbitz Worldwide from 2007 to January 2009, after holding other executive positions since 2003, when he joined the company. Prior to Orbitz Worldwide, he worked for PepsiCo and the Pepsi Bottling Group from 1990 to 2003, where he was Finance Director for the Southeast Business Unit of the Pepsi Bottling Group, and also held other regional and strategic positions for PepsiCo and Frito-Lay. Mr. Barnhart received a Bachelor of Science degree in Economics in 1984 from the University of Chicago and a Masters in Business Administration in 1988 from the University of Chicago.  Jack E. Price, Director Jack E. Price joined the Board of Directors in October 2000. Mr. Price was President and Chief Executive Officer of NovaRay Medical Inc. from 2007 to March 2009. Prior to that, he was President and Chief Executive Officer of VSM MedTech Ltd. from 2003 to 2006, and was President and Division Chief Executive Officer of Philips Medical Systems, North America from 1996 to 2003, having joined Philips Medical Systems in 1993 as Vice President and General Manager. He was also with General Electric Medical Systems from 1988 to1993, where he held Vice President and General Manager positions. Mr. Price received his undergraduate degree from the University of Oregon. Mr. Price is also a Director of Health Systems Solutions, Inc.

Financial Snapshot  (as of 9/30/2009)  NASDAQ:  USAT Industry:  Business Services/Technology Operations based in:  Malvern, PA Shares Outstanding: 22.7 million Fully-Diluted Shares Outstanding: 33.5 million 52-Week Range:  $.90 - $4.20 per share Average Daily Trading Volume: 46,000 shares Insider Ownership: 2% Institutional Ownership: 33% Fiscal Year End: June 30 No. of Employees: 43

Our Company is Exceptionally Well Positioned for a Bright Future  Vastly expanded market with limited competition  World class products and services to address market needs  Getting results for partners and customers  Rising revenues, margins and reduced SG&A  71 patents issued to protect the Company’s IP  Diversified product line, customer base and revenue streams  A dedicated and talented team on a mission  All leading to a highly profitable, world class company

USA Technologies Inc. (NASDAQ: USAT)  100 Deerfield Lane, Suite 140, Malvern, PA 19355 phone: 800.633.0340 • fax:  610.989.0344  www.usatech.com  George R. Jensen, Jr. Chairman and CEO gjensen@usatech.com  Stephen P. Herbert President and COOsherbert@usatech.com  qqqq

Important Additional Information

USA Technologies, Inc. (“USAT” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 27, 2009 in connection with the Annual Meeting of Shareholders to be held on December 15, 2009, and mailed the definitive proxy statement and a WHITE proxy card to shareholders, as well as additional soliciting materials and a proxy statement supplement dated December 2, 2009. USAT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting. The Company’s shareholders are strongly advised to read USAT’s proxy statement and supplement as these documents contain important information.  Shareholders may obtain an additional copy of USAT’s definitive proxy statement and supplement as well as any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement and supplement are available for free at http://www.amstock.com/Proxy Services/ViewMaterial.asp?Co Number=14591. In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at USAT@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of USAT’s shareholders is available in USAT’s definitive proxy statement filed with SEC on October 27, 2009 and in USAT’s supplement to proxy statement filed with the SEC on December 2, 2009.